SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 2, 2011

Date of Report

(Date of Earliest Event Reported)

Synovus Financial Corp.

(Exact Name of Registrant as Specified in its Charter)

Georgia (State of Incorporation)	1-10312 (Commission File Number)	58-1134883 (IRS Employer Identification No.)

1111 Bay Avenue, Suite 500, Columbus, Georgia 31901

(Address of principal executive offices) (Zip Code)

(706) 649-2311

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2011, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Synovus Financial Corp. (“Synovus”) approved a 2.5% increase (rounded up to the next $1,000) in base salaries for Synovus’ executive officers (excluding the chief executive officer). The base salaries for Synovus’ named executive officers, after giving effect to this increase, is set forth below:

Name	Title	Base Salary
Kessel D. Stelling	President and Chief	$875,000*
	Executive Officer

Thomas J. Prescott	Executive Vice President	$397,000
	and Chief Financial Officer

Samuel F. Hatcher	Executive Vice President,	$334,000
	General Counsel and
	Secretary

Roy Dallis Copeland	Executive Vice President	$323,000
	and Chief Banking Officer

* Mr. Stelling’s base salary did not increase.

The Compensation Committee also granted restricted stock unit awards (“RSUs”) to Synovus’ executive officers, including its named executive officers, effective March 2, 2011. The number of RSUs awarded to Synovus’ named executive officers is: Mr. Stelling – 172,048 shares; Mr. Prescott – 68,898 shares; Mr. Hatcher – 68,898 shares; and Mr. Copeland: 64,961 shares. The RSUs have a service component, a performance component and a TARP-related component for vesting. The units vest after each executive has two years of service and after Synovus has achieved two consecutive quarters of profitability. In addition, as required under TARP, for each 25% of the aggregate TARP funds that are repaid, 25% of the units vest.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Synovus has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP. (“Synovus”)

Dated: March 4, 2011	By:	/s/ Samuel F. Hatcher
Executive Vice President, General Counsel and Secretary

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